As filed with the Securities and Exchange Commission on March 14, 2016

Registration No. 333-170730

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

POZEN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1657552
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

POZEN Inc. 2010 Omnibus Equity Compensation Plan
(Full Title of the Plans)

Andrew I. Koven

President

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

(Name and Address of Agent For Service)

(919) 913-1030

(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Andrew P. Gilbert, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

(973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SHARES AND

WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to POZEN Inc.’s Registration Statement on Form S-8 (File No. 333-170730), filed on November 19, 2010 (the “Registration Statement”), is filed to withdraw from registration all securities of POZEN Inc. (the “Registrant”) covered by the Registration Statement.

The Registration Statement was filed to register 7,452,327 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant to be offered and sold under the POZEN Inc. 2010 Omnibus Equity Compensation Plan (the “Plan”).

On February 5, 2016, the Registrant merged (the “Merger”) with ARLZ US Acquisition II Corp. (“US Merger Sub”), a wholly owned subsidiary of Aralez Pharmaceuticals Inc. (“Aralez”) pursuant to the Agreement and Plan of Merger and Arrangement dated as of June 8, 2015, and as amended on August 19, 2015 and as further amended on December 7, 2015 by and among the Registrant, Aralez, Tribute Pharmaceuticals Canada Inc., Aralez Pharmaceuticals Holdings Limited, US Merger Sub and ARLZ CA Acquisition Corp (the “Merger Agreement”).  The Registrant was the surviving corporation of the Merger, and is now an indirect wholly owned subsidiary of Aralez, the successor issuer to the Registrant.

In accordance with the Merger Agreement, no further shares of Common Stock will be issued under the Plan and accordingly, the Registrant hereby removes from registration all securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina, on this 14th day of March, 2016.

POZEN INC.

By:	/s/ Andrew I. Koven
Andrew I. Koven
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of POZEN Inc., hereby severally constitute and appoint Andrew I. Koven and Scott J. Charles, our true and lawful attorneys, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable POZEN Inc. to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ ANDREW I. KOVEN	Director and President	March 14, 2016
	Andrew I. Koven	(principal executive officer)

By:	/s/ SCOTT J. CHARLES	Director and Treasurer	March 14, 2016
	Scott J. Charles	(principal financial and accounting officer)

By:	/s/ ERIC L. TRACHTENBERG	Director	March 14, 2016
Eric L. Trachtenberg